Exhibit 99.1

Rightscorp’s Proprietary Technology Provides Key Solution for Peer-to Peer Copyright Infringement

Thirty Patents Pending Nationally and Internationally Secure the Company’s Leadership Position

Santa Monica, Calif. - September 17, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), reports that it currently has thirty patents pending worldwide to identify, monitor and monetize against peer-to-peer copyright infringement. Rightscorp’s proprietary patent-pending software protects copyright owners from digital loss and illegal downloads through the unauthorized online distribution of content such as music, movies, books, software, and games.

The patents pending are entitled as the following:

●	“SYSTEM TO IDENTIFY MULTIPLE COPYRIGHT INFRINGEMENTS”

●	“SYSTEM AND METHOD FOR DETERMINING COPYRIGHT INFRINGEMENT AND COLLECTING ROYALTIES THEREFOR”

●	“SYSTEM TO IDENTIFY MULTIPLE COPYRIGHT INFRINGEMENTS AND COLLECTING ROYALTIES”

●	“SYSTEM TO IDENTIFY MULTIPLE COPYRIGHT INFRINGEMENTS”

●	“CYBERLOCKER ENFORCEMENT SYSTEM AND METHOD”

“We believe we offer the best viable solution on the market and have 30 patents pending to protect our innovative technology,” said Christopher Sabec, CEO of Rightscorp. “We will continue to lead the way in protecting copyright owners from infringement and ensure they are properly compensated for their assets.”

The Company represents more than 1.5 million copyrights and has partnered with major motion picture studios, numerous platinum recording artists, songwriters, Academy Award-winning films, and top TV shows. Rightscorp has already received settlements from subscribers of more than 140 ISPs and closed over 100,000 cases of copyright infringement to date.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, books and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

1

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784

2